UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

May 16, 2023

(Date of earliest event reported)

Cineverse Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue, Suite M289, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On May 16, 2023, Cineverse Corp., f/k/a Cinedigm Corp. (the “Company”) entered into employment agreements with each of Erick Opeka, Antonio Huidor and Gary S. Loffredo (the “Opeka Employment Agreement,” the “Huidor Employment Agreement,” and the “Loffredo Employment Agreement,” respectively, and collectively, the “2023 Employment Agreements”). Each of the 2023 Employment Agreements is effective as of May 1, 2023 and supersedes the prior employment agreement between the Company and each of Mr. Opeka, Mr. Huidor and Mr. Loffredo. Each of the 2023 Employment Agreements has a term ending on April 30, 2025 with an automatic one-year renewal unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term.

Pursuant to the Opeka Employment Agreement, Mr. Opeka will serve as the Chief Strategy Officer and President of the Company. The Opeka Employment Agreement also provides that Mr. Opeka will receive an annual base salary of $475,000 and will be eligible for (i) under the Company’s Management Annual Incentive Plan (“MAIP”), a target bonus opportunity (the “Target Bonus”) of $356,250 consistent with goals established from time to time by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, (ii) under the Company’s 2017 Equity Incentive Plan (the “Plan”), performance share units for up to 300,000 shares of the Company’s Class A common stock (the “Common Stock”), subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and financial performance targets, and such other terms as the Compensation Committee shall determine (“PSUs”), and (iii) under the Plan, 1,500,000 stock appreciation rights (“SARs”) having an exercise price of $0.29 and a term of ten (10) years, one-third (1/3) of which will vest on May 16, 2024, one-third (1/3) on May 1, 2025 and the final one-third (1/3) on May 1, 2026 (the “SAR Vesting Schedule”), provided that any unvested SARs shall immediately vest upon termination following a Change in Control (as defined in the Plan) or a termination other than for Cause (as defined in the Opeka Employment Agreement). Mr. Opeka will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The Opeka Employment Agreement provides that, in the event of a termination without Cause (as defined in the Opeka Employment Agreement) or a resignation for Good Reason (as defined in the Opeka Employment Agreement), Mr. Opeka shall be entitled to payment of 12 months’ Base Salary at the time of termination. In the event of, on or after May 1, 2023 and during the Term, and within two (2) years after a Change in Control (as defined in the Plan), a termination without Cause (other than due to Mr. Opeka’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the Opeka Employment Agreement) (“CIC Termination”), then in lieu of receiving the amounts described above, Mr. Opeka would be entitled to receive a lump sum payment equal to two times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus under the MAIP for the year of termination.

Pursuant to the Huidor Employment Agreement, Mr. Huidor will serve as the Chief Operating Officer & Chief Technology Officer of the Company. The Huidor Employment Agreement also provides that Mr. Huidor will receive an annual base salary of $375,000 and will be eligible for (i) a target bonus opportunity under the MAIP of $225,000 (the “Target Bonus”) consistent with goals established from time to time by the Compensation Committee, (ii) under the Plan, PSUs for up to 200,000 shares of the Company’s Common Stock, subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and financial performance targets, and such other terms as the Compensation Committee shall determine, and (iii) under the Plan, 1,000,000 SARs having an exercise price of $0.29 and a term of ten (10) years, which shall vest on the SAR Vesting Schedule provided that any unvested SARs shall immediately vest upon termination following a Change in Control (as defined in the Plan) or a termination other than for Cause (as defined in the Huidor Employment Agreement). Mr.

Huidor will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The Huidor Employment Agreement provides that, in the event of a termination without Cause (as defined in the Huidor Employment Agreement) or a resignation for Good Reason (as defined in the Huidor Employment Agreement), Mr. Huidor shall be entitled to payment of 12 months’ Base Salary at the time of termination under the Huidor Employment Agreement. In the event of a CIC Termination on or after May 1, 2023 and during the Term, then in lieu of receiving the amounts described above, Mr. Huidor would be entitled to receive a lump sum payment equal to two (2) times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus under the MAIP for the year of termination.

Pursuant to the Loffredo Employment Agreement, Mr. Loffredo will serve as the Chief Legal Officer, Secretary & Senior Advisor of the Company. The Loffredo Employment Agreement also provides that Mr. Loffredo will receive an annual base salary of $460,000 and will be eligible for (i) a target bonus opportunity under the MAIP of $322,000 (the “Target Bonus”) consistent with goals established from time to time by the Compensation Committee, (ii) under the Plan, PSUs for up to 160,000 shares of Common Stock, subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and financial performance targets, and such other terms as the Compensation Committee shall determine, and (iii) under the Plan, 800,000 SARs having an exercise price of $0.29 and a term of ten (10) years which shall vest on the SAR Vesting Schedule, provided that any unvested SARs shall immediately vest upon termination following a Change in Control (as defined in the Plan) or a termination other than for Cause (as defined in the Loffredo Employment Agreement). Mr. Loffredo will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The Loffredo Employment Agreement provides that, in the event of a termination without Cause (as defined in the Loffredo Employment Agreement) or a resignation for Good Reason (as defined in the Loffredo Employment Agreement), Mr. Loffredo shall be entitled to payment of 12 months’ Base Salary at the time of termination under the Loffredo Employment Agreement. In the event of a CIC Termination, on or after May 1, 2023 and during the Term, then in lieu of receiving the amounts described above, Mr. Loffredo would be entitled to receive a lump sum payment equal to two (2) times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus under the MAIP for the year of termination.

The foregoing descriptions of the Opeka Employment Agreement, the Huidor Employment Agreement and the Loffredo Employment Agreement are qualified in their entirety by reference to each such agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Cinedigm Corp. and Erick Opeka dated as of May 16, 2023.*
10.2	Employment Agreement between Cinedigm Corp. and Antonio Huidor dated as of May 16, 2023.
10.3	Employment Agreement between Cinedigm Corp. and Gary S. Loffredo dated as of May 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2023

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Chief Legal Officer, Secretary and Senior Advisor